UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2010 (May 6, 2010)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway, 24th Floor
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 6, 2010, we held our Annual Meeting of Shareholders to (1) elect 10 directors and (2) approve the selection of PricewaterhouseCoopers LLP as the independent registered public accountant.

At the close of business on the record date, March 16, 2010, an aggregate of 30,859,593 shares of common stock were issued and outstanding.

Nominees	For	Withheld
W. Dillaway Ayres, Jr.	11,471,570	540,878
Dr. C. Wayne Bardin	11,686,127	326,321
Dr. Phillip A. Bauman	11,699,200	313,248
G. Morgan Browne	11,679,656	332,792
Dugald A. Fletcher	11,443,020	569,428
Douglas W. Jamison	11,695,999	316,449
Lori D. Pressman	11,528,265	484,163
Charles E. Ramsey	11,689,742	322,706
James E. Roberts	11,469,042	543,406
Richard P. Shanley	11,473,007	539,441

There were 12,713,297 broker non-votes. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to the foregoing votes, the 10 nominees listed above were elected to serve on the Company's Board of Directors.

The shareholders also ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010.  Voting for the proposal ratifying the appointment were 24,372,441 shares.  Voting against were  264,268 shares, and abstaining were 89,036 shares.  There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2010	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer